Exhibit 5.1

K&L Gates llp Hearst Tower 47th Floor 214 North Tryon Street Charlotte, NC 28202 T 704.331.7400 F 704.331.7598 klgates.com

September 24, 2018

FlexShopper, Inc.

2700 N. Military Trail, Suite 200

Boca Raton, FL 33431

Ladies and Gentlemen:

We have acted as counsel to FlexShopper, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-1 (File No. 333- 226823) initially filed with the Securities and Exchange Commission (the “SEC”) on August 13, 2018 and amended on August 31, 2018, September 11, 2018 and September 24, 2018 (as so amended, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to proposed issuance and sale by the Company of (i) units (the “Units”), each consisting of (x) one share (each, a “Share”) of the Company’s common stock, $0.0001 par value per share (“Common Stock”), and (y) one-half (1/2) of one warrant (“Warrant”), each Warrant exercisable for one share of Common Stock, to be issued under a warrant agreement, to be dated on or about the date of the first issuance of the applicable Warrants thereunder (the “Warrant Agreement”), by and between a warrant agent to be selected by the Company (the “Warrant Agent”) and the Company, in substantially the form filed as an exhibit to the Registration Statement (the “Warrant Agreement”); (ii) Shares included in the Units; (iii) Warrants included in the Units; and (iv) shares of Common Stock underlying the Warrants (“Warrant Shares”). The Units, the Shares, the Warrants and the Warrant Shares are referred to herein, collectively, as the “Securities.” The proposed maximum aggregate offering price of the Securities is $23,359,376. The Securities are to be sold by the Company pursuant to an underwriting agreement by and between the Company and ThinkEquity, a division of Fordham Financial Management, Inc., as representative of the several underwriters named therein (the “Underwriting Agreement”).

You have requested our opinion as to the matters set forth below in connection with the issuance of the Securities. For purposes of rendering that opinion, we have examined: (i) the Registration Statement, (ii) the Underwriting Agreement, (iii) the Warrant Agreement; (iv) the Certificate of Incorporation of the Company, as amended and in effect as of the date hereof (the “Charter”), (v) the Company’s Amended and Restated Bylaws (the “Bylaws”), (vi) the Company’s stock ledger, (vii) the corporate action of the Company’s Board of Directors which, among other things, authorizes the issuance of the Securities; and (viii) the forms of certificates which will represent the Units and the Warrants. We have also reviewed such matters of law as we have deemed necessary to render the opinion expressed herein.

FlexShopper, Inc.

September 24, 2018

For the purposes of this opinion letter, we have assumed that each document submitted to us is accurate and complete, that each such document that is an original is authentic, the conformity to the original or final versions of the documents submitted to us as copies or drafts, including without limitation, the Charter, the Bylaws, the Underwriting Agreement, the Warrant Agreement and the forms of certificates representing the Units and Warrant, and that all signatures on each such document are genuine. We have also assumed the legal capacity of natural persons and have made such other assumptions as are customary in opinion letters of this kind. We have not verified any of those assumptions or any of the other assumptions contained herein.

Our opinions set forth below in numbered paragraph 1, numbered paragraph 2, the first sentence of numbered paragraph 3 and numbered paragraph 4 are limited to the Delaware General Corporation Law. Our opinion set forth below in the second sentence of numbered paragraph 3 is limited to the laws of the State of New York. Each of our opinions set forth below is subject to the application of equitable principles and considerations of public policy.

Based upon and subject to the foregoing, it is our opinion that:

1. The Units have been duly authorized for issuance by the Company. The Units, if and when issued, delivered and paid for as described in the prospectus related to the Registration Statement (the “Prospectus”) and pursuant to the Underwriting Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors generally and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity.

2. The Shares have been duly authorized for issuance by the Company and, when issued, delivered and paid for as described in the Prospectus and pursuant to the Underwriting Agreement, will be validly issued, fully-paid and non-assessable.

3. The Warrants have been duly authorized for issuance by the Company. The Warrants, when issued, delivered and paid for as described in the Prospectus and pursuant to the Warrant Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors generally and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity.

FlexShopper, Inc.

September 24, 2018

4. The Warrant Shares have been duly authorized for issuance by the Company and, when issued and delivered by the Company against payment therefor, upon exercise of the Warrants in accordance with the terms therein and the terms of the Warrant Agreement, will be validly issued, fully-paid and non-assessable.

The opinions set forth above are subject to the following additional assumptions:

(a) the Registration Statement and any amendment thereto (including any post-effective amendment) will have become effective under the Securities Act, and such effectiveness shall not have been terminated, suspended or rescinded;

(b) any Prospectus required by applicable law will have been delivered and filed as required by such laws;

(c) all Securities offered pursuant to the Registration Statement will be (i) issued and sold in the manner provided in the Registration Statement and the Prospectus, (ii) issued and sold only upon payment of the consideration fixed therefor in accordance with the Underwriting Agreement, the Warrant Agreement and, if applicable, the Securities themselves, and there will not have occurred any change in law or fact affecting the validity of the opinion rendered herein with respect thereto between the date hereof and the date of such issuance and (iii) duly noted in the Company’s stock or warrant ledger, as applicable, upon their issuance;

(d) the Company will have sufficient authorized and unissued shares of Common Stock at the time of each issuance of a Warrant Share upon the exercise of a Warrant and each such Warrant Share, as well as the Shares, will be noted in the Company’s stock ledger upon issuance;

(e) prior to the issuance of a certificate representing a Unit or Warrant, such certificate will be duly executed by the Company and delivered in accordance with the Underwriting Agreement and the Warrant Agreement, as applicable;

(f) the Pricing Committee established by the Company’s Board of Directors shall have approved the issuance of the Units, the final number of Securities to be issued and the price to be paid therefor pursuant to the Underwriting Agreement and the Warrant Agreement, as applicable, and in accordance with the delegation of authority to the Pricing Committee by the Company’s Board of Directors; and

FlexShopper, Inc.

September 24, 2018

(g) to the extent that the obligations of the Company under any Warrant Agreement or other agreement pursuant to which any Securities offered pursuant to the Registration Statement are to be issued or governed, including any amendment or supplement thereto, may be dependent upon such matters, (i) each party to any such agreement other than the Company (including any applicable warrant agent or other party acting in a similar capacity with respect to any Securities) will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that each such other party will be duly qualified to engage in the activities contemplated thereby; (ii) each such agreement and the applicable Securities will have been duly authorized, executed and delivered by each such other party and will constitute the valid and binding obligations of each such other party, enforceable against each such other party in accordance with their terms; (iii) each such other party will be in compliance, with respect to acting in any capacity contemplated by any such agreement, with all applicable laws and regulations; and (iv) each such other party will have the requisite organizational and legal power and authority to perform its obligations under each such agreement.

We hereby consent to the filing of this opinion letter with the SEC as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the caption “Legal Matters” in the Registration Statement and in the Prospectus. In giving our consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, the Prospectus or any prospectus supplement within the meaning of the term “expert”, as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder. We assume no obligation to update or supplement our opinion to reflect any changes of law or fact that may occur.

Very truly yours,

/s/ K&L Gates LLP
K&L Gates LLP